UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported):   October 20, 2017

NEW CONCEPT ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-08187	75-2399477
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1603 LBJ Freeway, Suite 300 Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code   972-407-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

(a)       By letter dated October 20, 2017 (received by mail on November 3, 2017), James E. Huffstickler, age 74, resigned as a Director of and a member of any committee of the Board of Directors of New Concept Energy, Inc. (the “Company” or the “Issuer” or the “Registrant”). Mr. Huffstickler had been a Director of the Company since December 2003. Mr. Huffstickler is a retired Chief Financial Officer of Sunchase American, Ltd., a multistate property management company, where he had been employed for more than 22 years. He has been a certified public accountant since 1976. Mr. Huffstickler had no disagreement with the Registrant on any matter relating to the Registrant’s operations, policies or practices.

After giving effect to the resignation of Mr. Huffstickler, the Board of Directors of the Company continues to have a majority of independent directors who also constitute the Audit Committee, the Compensation Committee and the Governance and Nominating Committee of the Board of Directors. Following Mr. Huffstickler’s resignation, the number of members of the Board of Directors was reduced to four.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 30, 2017	NEW CONCEPT ENERGY, INC. By: /s/ Gene S. Bertcher Gene S. Bertcher, President and Chief Financial Officer

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